UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2006

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As discussed in Item 2.03 below, on December 13, 2006, Radian Group Inc. entered into a new unsecured revolving credit facility. Concurrent with its having entered into this new facility, Radian Group terminated its $400 million unsecured revolving credit facility (as amended, the “Terminated Credit Agreement”) dated December 16, 2004, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, Letter of Credit Issuer and Swingline Lender, Bank of America, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Barclays Bank PLC as Documentation Agent and the banks and other financial institutions serving as lenders under the Terminated Credit Agreement (collectively, the “Prior Lenders”). Radian did not incur any early termination penalties as a result of its terminating the Terminated Credit Agreement.

The Terminated Credit Agreement was comprised of a $300 million five-year facility that was to expire December 16, 2009 and a $100 million 364-day facility that was to expire on December 14, 2006.

Certain of the Prior Lenders and other parties to the Terminated Credit Amendment, and their affiliates, have in the past provided, and may in the future provide investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Prior Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2006, Radian Group Inc. entered into a new unsecured revolving credit facility with a committed capacity of $400 million (including a revolving sub-facility and a swingline sub-facility) (the “Credit Agreement”) with Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, and Swingline Lender (the “Agent”), JPMorgan Chase Bank, NA and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Northern Trust Company as Documentation Agent and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Current Lenders”). The Credit Agreement is comprised of a five-year $400 million facility and also includes a $100 million uncommitted line that may be exercised at Radian’s option so long as Radian receives commitments from lenders, which may include Current Lenders, to assume the commitments under the Credit Agreement. The credit facility terminates on December 13, 2011 and may be extended by Radian for two consecutive additional one year periods. Upon termination, all outstanding amounts under the facility will be due and payable. There are no loans currently outstanding under the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a rate calculated according to, at Radian’s option, a base rate or a Eurodollar rate plus an applicable margin. The base rate is the rate per annum equal to the greater of the Agent’s prime rate or the Federal Funds Effective Rate plus one-half percent. The Eurodollar rate is the rate per annum in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to the interest period. The margin applicable to loans based on the Eurodollar rate ranges from 0.160% to 0.290% per annum, depending on Radian’s senior debt rating.

Radian is required under the Credit Agreement to pay facility commitment fees and, where appropriate, utilization fees. Facility fees are paid quarterly and range from rates of 0.060% to 0.090% per annum, depending on Radian’s senior debt rating. In the event that utilization exceeds one-half of the commitment, Radian will pay a utilization fee quarterly at a rate of 0.05% per annum.

In addition to customary covenants for transactions of this type, the Credit Agreement includes a covenant that Radian’s consolidated net worth shall not be less than two billion dollars, and a covenant that Radian’s senior debt ratings, as provided by Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), shall not (1) at the same time be lower than A- for S&P and A3 for Moody’s, or (2) be lower than either BBB for S&P or Baa2 for Moody’s. The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by Radian proving to be incorrect, certain defaults relating to other material indebtedness, certain insolvency and receivership events affecting Radian or certain of its subsidiaries, judgments in excess of $50 million in the aggregate being rendered against Radian or certain of its subsidiaries, and the incurrence of certain ERISA liabilities in excess of $50 million in the aggregate.

In the event of a default by Radian, the Agent may, and at the direction of the requisite number of Current Lenders will, terminate the Current Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Current Lenders or Agent under the Credit Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of the Current Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

Certain of the Current Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Current Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 2.03 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

*10.1

Credit Agreement, dated December 13, 2006, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, and Swingline Lender, JPMorgan Chase Bank, NA and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Northern Trust Company as Documentation Agent and certain other banks and financial institutions.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: December 19, 2006	By:	/s/ Edward J. Hoffman

Edward J. Hoffman
Vice President and Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
*10.1	Credit Agreement, dated December 13, 2006, by and among Radian Group Inc., Keybank National Association, as Administrative Agent, Lead Arranger, Sole Book Runner, and Swingline Lender, JPMorgan Chase Bank, NA and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Northern Trust Company as Documentation Agent and certain other banks and financial institutions.

*	Filed herewith.